EXHIBIT  21


SUBSIDIARIES OF FIRST ALBANY COMPANIES INC.


COMPANY NAME                                      STATE OF INCORPORATION
------------                                      ----------------------

FIRST ALBANY CORPORATION                                 NEW YORK

FIRST ALBANY ASSET MANAGEMENT CORPORATION                NEW YORK

FIRST ALBANY ENTERPRISE FUNDING INC.                     DELAWARE